SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                  July 12, 2001
                                                           ---------------------



                              U.S. AGGREGATES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



       Delaware                       001-15217                 57-0990958
--------------------------------------------------------------------------------
 (State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                    Identification No.)



     400 SOUTH EL CAMINO REAL, SUITE 500, SAN MATEO, CA                   94402
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                        (Zip Code)



                                 (650) 685-4880
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

Agreement to Sell Southeastern Operations to Florida Rock Industries, Inc.
-------------------------------------------------------------------------

By press release dated July 12, 2001, U.S. Aggregates, Inc. (the "Company") announced that it had entered into an Asset Purchase Agreement (the "Agreement") with Florida Rock Industries, Inc. for the sale of the assets of SRM Aggregates, Inc., Bradley Stone & Sand, Inc., BHY Ready Mix, Inc., Mulberry Rock Corporation, Bama Crushed Corporation, wholly owned subsidiaries of the Company, and Dekalb Stone, Inc., a majority owned subsidiary of the Company, to Florida Rock Industries, Inc for approximately $105 million in cash, plus the assumption of certain external debt and equipment operating leases, having an approximate value of $45 million.

     A copy of the press release is attached hereto as Exhibit 99.1


(c) Exhibits

     Exhibit No.                 Description

           99.1                  Text of Press Release dated July 12, 2001.


                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                       U.S. AGGREGATES, INC.


Date:  July 12, 2001                   By:  /s/   Stanford Springel
       -------------                      ---------------------------
                                          Stanford Springel
                                          Chief Executive Officer